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                                                                   Exhibit 14(c)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "The Reorganization - Comparison of the Funds - Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our reports dated October XX, 1999 for MuniHoldings New York Insured Fund II, Inc. and October XX, 1999 for MuniHoldings New York Insured Fund III, Inc. included in the Registration Statement (Form N-14 No. 333-0000) and related combined Preliminary Proxy Statement and Prospectus of MuniHoldings New York Insured Fund, Inc., Muniholdings New York Fund, Inc., MuniHoldings New York Insured Fund II, Inc. and MuniHoldings New York Insured Fund III, Inc. filed with the Securities and Exchange Commission.


                                                     Ernst & Young LLP


MetroPark, New Jersey

The foregoing consent is in the form that will be signed upon the conclusion of our audits of the financial statements of Muniholdings New York Insured Fund II, Inc. and MuniHoldings New York Insured Fund III, Inc. to be added by amendment.


                                                        /s/ Ernst & Young LLP

MetroPark, New Jersey
September 27, 1999